EXHIBIT 10.2


                    This Warrant will be void and of no value
                     unless exercised on or before 5:00pm in
             the afternoon (Pacific Standard Time) on August 4, 2008

                       THIS WARRANT IS A NON-TRANSFERABLE

                  WARRANT FOR THE PURCHASE OF COMMON SHARES OF

                               RADIAL ENERGY, INC
                               __________________
                      (FORMERLY "BV PHARMACEUTICAL, INC.")
                      ____________________________________


Warrant Number: 2006-1-<>                     RIGHT TO PURCHASE <> COMMON SHARES

THIS IS TO CERTIFY THAT, for value received <> (the "Holder"), is entitled to subscribe for and purchase the above referenced number of fully paid and non-assessable common shares without par value in the capital stock (as constituted on August 5, 2006) of Radial Energy, Inc. (the "Company") at the price of US$0.30 per share at any time prior to 5:00pm in the afternoon (Pacific Standard Time) on August 4, 2008.

The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share), by completing the subscription form attached hereto and surrendering this Warrant at the office of the Company or to one of its directors together with a certified cheque, money order or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Common Shares subscribed for.

In the event of an exercise of the rights represented by this Warrant, certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been exercised and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

Share certificates issued upon exercise of this Warrant will bear a resale legend for the United States indicating that the shares have not been registered for resale in the United States and that, without registration or an available registration exemption such as Rule 144, those shares may not be resold in the United States or for the benefit or account of a US person.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

                   The following are the terms and conditions
                          referred to in this Warrant:

1. In the event of any subdivision of the Common Shares of the Company as such shares are constituted on the date hereof, at any time while this Warrant is outstanding, into a greater number of Common Shares, the Company will thereafter deliver at the time or times of purchase of shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision without any additional payment or other consideration therefor.

2. In the event of any consolidation of the Common Shares of the Company as such shares are constituted on the date hereof, at any time while this Warrant is outstanding, into a lesser number of Common Shares, the number of shares represented by this Warrant shall thereafter be deemed to be consolidated in like manner and any subscription by the Holder for shares hereunder shall be deemed to be a subscription for shares of the Company as consolidated.

3. In the event of any reclassification of the Common Shares of the Company at any time while this Warrant is outstanding, the Company shall thereafter deliver at the time of the purchase of shares hereunder the number of shares of the appropriate class resulting from the reclassification as the Holder would have been entitled to receive in respect of the number of shares so purchased had the right to purchase been exercised before such reclassification.

4. As used herein, the term "Common Shares" shall mean and include the Company's presently authorized Common Shares and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holder thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

5. This Warrant shall not entitle the Holder to any rights as a member of the Company, including without limitation, voting rights.

6. The Holder, by acceptance of this Warrant, agrees that this Warrant, any shares acquired by the Holder pursuant to this Warrant and all rights hereunder are non-transferable and further agrees that the Company may, on the certificate representing any shares acquired by the Holder pursuant to this Warrant, print any legend regarding resale restrictions or hold periods which the Company, in its sole discretion acting reasonably, may determine apply as a result of the jurisdiction of residency of the Holder.

7.   This Warrant may be executed by the Company by facsimile.

IN WITNESS WHEREOF Radial Energy, Inc. has executed this Warrant effective as of August 5, 2006.


RADIAL ENERGY, INC.

Per: _________________________________
      Authorized Signatory

                                SUBSCRIPTION FORM


To:      RADIAL ENERGY INC.


The holder of the within Share Purchase Warrant, hereby subscribes for ______________Common Shares referred to therein according to the terms and conditions thereof, and herewith makes payment of the purchase price in full for the said number of shares at the rate of US$0.30 per share.



DATED this ____ day of _____________, 200___.


                                             _______________________________
                                             Signature of Warrant Holder